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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated August 22, 2006, accompanying the financial statements included in the Annual Report of the Credit Acceptance Corporation 401(k) Profit Sharing Plan and Trust on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the registration statements on Form S-8 (File No. 333-120756, dated November 24, 2004) of Credit Acceptance Corporation.

/s/ GRANT THORNTON LLP

Southfield, Michigan
August 22, 2006